                                PROXY QUESTIONS
                                  AND ANSWERS

                           MUTUAL TO STOCK CONVERSION

Mercer Mutual Insurance Company has received approval from the Pennsylvania Department of Insurance to convert from a mutual insurance company to a stock insurance company subject to the approval of policyholders of Mercer. Mercer Mutual is converting so that it may enhance policyholder protection and allow Mercer Mutual to become stronger. It is necessary for Mercer Mutual to receive at least two-thirds of the votes cast at the Special Meeting in favor of Conversion, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the
enclosed                postage-paid envelope. YOUR BOARD OF DIRECTORS URGES YOU
TO VOTE "FOR" THE CONVERSION AND RETURN YOUR PROXY TODAY.

Q.   WHAT IS MEANT BY CONVERSION?

A. Mercer Mutual presently operates as a mutual insurance company. It has no stockholders. Under the proposed Conversion, Mercer Mutual's capital stock will be purchased by a newly formed holding company, Mercer Insurance Group, Inc., which will offer Common Stock to Mercer Mutual's Eligible Policyholders, tax-qualified employee stock ownership plan, directors, officers and employees in a Subscription Offering and then to certain members of the general public in a Community Offering. Stock that is not sold in the Subscription and Community Offering will be offered to the general public in a Syndicated Community Offering. The Board of Directors of Mutual Mercer has unanimously adopted the Plan of Conversion.

Q.   WHO IS ELIGIBLE TO VOTE ON THE CONVERSION?

A. Policyholders as of October 17, 1997 are eligible to vote at the Special Meeting of

     Eligible Policyholders to be held on                1998.

Q.   AM I REQUIRED TO VOTE?

A. No. Policyholders are not required to vote. However, because the Conversion will produce a fundamental change in Mercer Mutual's corporate structure, the Board of Directors encourages all policyholders to vote.

Q.   WHY DID I RECEIVE SEVERAL PROXIES?

A. If you have more than one policy you may have received more than one proxy depending upon the ownership structure of your policies. Please vote and sign all proxy cards that you received.

Q.   HOW DO I VOTE?

A. You may vote by mailing your signed proxy card in the postage-paid envelope provided. Should you choose to attend the Special Meeting of Policyholders and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.   WILL THE CONVERSION AFFECT MY INSURANCE COVERAGE WITH MERCER MUTUAL?

A. No. Existing insurance coverage under your policy will not undergo any change as a result of the Conversion.

Q. DOES MY VOTE FOR CONVERSION MEAN THAT I MUST BUY COMMON STOCK OF MERCER INSURANCE GROUP, INC.?

A. No. Voting for the Conversion does not obligate you to buy shares of Common Stock of Mercer Insurance Group, Inc.

Q.   WILL ANY POLICY I HOLD WITH MERCER MUTUAL BE CONVERTED INTO STOCK?

A. No. All policies remain as they were prior to the Conversion. As an Eligible Policyholder, you receive priority over the general public in exercising your right to subscribe for shares of Common Stock.

Q.   I HAVE A POLICY IN JOINT NAMES. MUST BOTH PARTIES SIGN THE PROXY CARD?

A.   Only one signature is required, but both parties should sign if possible.

Q. I AM THE EXECUTOR (ADMINISTRATOR) FOR A DECEASED POLICYHOLDER. CAN I SIGN THE PROXY CARD?

A. Yes. Please indicate on the card the capacity in which you are signing the card.

Q.   HOW CAN I RECEIVE ADDITIONAL INFORMATION ABOUT THE CONVERSION?

A. The Proxy Statement describes the Conversion. Please read the Proxy Statement carefully before voting. Additional information is available in the Prospectus which you may obtain by returning a completed request card, or you may call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between 10:00 A.M. and 4:00 P.M. [Please note, the Conversion
     Center will be closed for the                holiday, from 12:00 noon Day,
     Month Date through 12:00 noon Day, Month Date.] TO ENSURE THAT EACH PURCHASER RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION
     DATE OF             , 1998 IN ACCORDANCE WITH RULE 15c2-8 OF THE SECURITIES
     EXCHANGE ACT OF 1934, AS AMENDED, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO SUCH DATE OR HAND DELIVERED ANY LATER THAN TWO DAYS PRIOR TO SUCH DATE.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

                                 STOCK OFFERING
                              QUESTIONS & ANSWERS

                           FACTS ABOUT THE CONVERSION

The Board of Directors of Mercer Mutual Insurance Company has unanimously adopted a Plan of Conversion whereby Mercer Mutual will convert from a mutual insurance company to a stock insurance company and at the same time become a wholly-owned subsidiary of Mercer Insurance Group, Inc., a Pennsylvania corporation formed by Mercer Mutual Insurance Company to own all the outstanding stock of Mercer Mutual. The Common Stock of Mercer Insurance Group, Inc. will be offered to Mercer Mutual's Eligible Policyholders, tax-qualified employee stock ownership plan, directors, officers and employees in a Subscription Offering and then to certain members of the general public in a Community Offering. Stock that is not sold in the Subscription and Community Offerings will be offered to the general public in a Syndicated Community Offering.

Investment in Common Stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus.

Q.   WHY IS MERCER MUTUAL CONVERTING TO STOCK
      FORM?

A. Mercer Mutual's exposure to severe winter weather conditions has been a major factor affecting its underwriting results since 1991. Operating results in 1994 and 1996 were adversely affected by losses from severe winter storms in such years. In order to reduce the risk caused by this exposure, Mercer Mutual's strategic plan is expressly predicated upon geographically diversifying its business and improving capital strength. The Board of Directors of Mercer Mutual has determined that the fastest and most effective method to achieve its goal is through a conversion to a stock company and a simultaneous and substantial infusion of capital. The ability to issue stock and the additional capital would immediately allow Mercer Mutual to seek and finance the acquisition of companies with significant business in other geographic areas, and would provide additional policyholder protection.

Q.   WILL THE CONVERSION AFFECT MY INSURANCE COVERAGE WITH MERCER MUTUAL?

A. No. Existing insurance coverage under your policy will not undergo any change as a result of the Conversion.

Q.   WILL I RECEIVE A DISCOUNT ON THE PRICE OF THE STOCK?

A. No. Applicable law requires that the offering price of the stock be the same for everyone: policyholders, directors, officers and employees of Mercer Mutual, and the general public.

Q.   HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND AT WHAT PRICE?

A. Mercer Insurance Group, Inc. is offering up to 3,392,500 shares of Common Stock at a subscription price of $10 per share through the Prospectus.

Q.   WHAT ARE THE PRIORITIES OF PURCHASING THE
      COMMON STOCK?

A. The Common Stock of Mercer Insurance Group, Inc. will be offered in the following order to: Mercer Mutual's Eligible Policyholders, (policyholders as of October 17, 1997), tax-qualified employee stock ownership plan, directors, officers and employees in a Subscription Offering and then to certain members of the general public in a Community Offering. Common Stock that is not sold in the Subscription and Community Offer-ings will be offered to the general public in a Syndicated Community Offering.

Q.   HOW MUCH STOCK CAN I PURCHASE?

A. The minimum purchase is 25 shares; the maximum purchase by any person in the Subscription Offering is $1,000,000 (100,000 shares); in the Community Offering and Syndicated Community Offering, the maximum purchase by any person, including purchases by Associates of such person or entity, is $1,000,000 (100,000 shares); and the maximum purchase by any person, including purchases by Associates of such person or entity in the Subscription and Community Offerings is $1,000,000 (100,000 shares).

Q.   HOW DO I ORDER STOCK?

A. You may subscribe for shares of Common Stock by completing and returning the stock order form and certification form, together with your payment, either in person to Mercer Mutual Insurance Company or by mail in the postage-paid envelope that has been provided.

Q.   HOW CAN I PAY FOR MY SHARES OF STOCK?

A.   You can pay for the Common Stock by check or money order.

Q.   WHEN IS THE DEADLINE TO SUBSCRIBE FOR STOCK?

A. An executed order form and certification form with the required full payment must be physically received by Mercer Mutual by 1:00
     p.m.               time, on Day, Month Date, 1998.

Q.   CAN I SUBSCRIBE FOR SHARES USING FUNDS IN MY IRA/QUALIFIED PLAN?

A. Yes, if you have a "self-directed" trust account. Please call our Conversion Center if you require additional information.

Q. CAN I SUBSCRIBE FOR SHARES AND ADD SOMEONE ELSE WHO IS NOT ON MY POLICY TO MY STOCK REGISTRATION?

A. No. Applicable law prohibits the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying policy(s) will result in your order becoming null and void.

Q.   WILL PAYMENTS FOR STOCK EARN INTEREST UNTIL THE CONVERSION CLOSES?

A.   No. Any payments made to subscribe for shares will not earn interest.

Q.   WILL DIVIDENDS BE PAID ON THE STOCK?

A. No dividends are expected to be paid initially. Following the Conversion, however, the Board of Directors of Mercer Insurance Group, Inc. may consider a policy of paying cash dividends on the stock.

Q.   WILL MY STOCK BE COVERED BY INSURANCE?

A. No. The Common Stock is not insured or guaranteed by any government agency nor is it insured or guaranteed by Mercer Mutual Insurance Company or Mercer Insurance Group, Inc.

Q.   WHERE WILL THE STOCK BE TRADED?

A. Upon completion of the Conversion, Mercer Insurance Group, Inc. expects the stock to be traded over-the-counter and to be quoted on the Nasdaq National Market under the symbol "MRCR".

Q.   CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A. No. After receipt by Mercer Mutual, your order may not be modified or withdrawn.

Q.   WHAT IF I HAVE ADDITIONAL QUESTIONS OR REQUIRE MORE INFORMATION?

A. If you have any questions regarding the Conversion or need additional information, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between 10:00 A.M. and 4:00 P.M. Please note, the
     Conversion Center will be closed for the                holiday, from 12:00
     noon Day, Month Date through 12:00 noon Day, Month Date.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

MERCER MUTUAL INSURANCE COMPANY                        REQUEST FOR INFORMATION
                                                       ABOUT THE CONVERSION

                                                              TELEPHONE INFORMATION
PLEASE SEND ME THE PROSPECTUS, A STOCK ORDER FORM AND
 CERTIFICATION FORM.                                          DAY:      (     )
                                                                        -------------------------------

                                                              EVENING:  (     )
                                                                        -------------------------------

I UNDERSTAND THIS REQUEST FOR INFORMATION DOES NOT OBLIGATE ME TO PURCHASE ANY SHARES OF MERCER INSURANCE GROUP, INC. COMMON STOCK.

       PLEASE RETURN THIS CARD IN THE ENCLOSED      POSTAGE-PAID ENVELOPE.
                                       #8

                                  MERCER LOGO

                        MERCER MUTUAL INSURANCE COMPANY

                               PLEASE SUPPORT US

                                   VOTE YOUR

                                PROXY CARD TODAY

IF YOU HAVE MORE THAN ONE POLICY, YOU MAY HAVE RECEIVED MORE THAN ONE PROXY DEPENDING UPON THE OWNERSHIP STRUCTURE OF YOUR POLICY. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS THAT YOU RECEIVED.

                                       #9